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                                                                     Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
PHP Healthcare Corporation


We consent to the incorporation by reference in the registration statement (No. 33-41577) on Form S-8 of PHP Healthcare Corporation of our report dated July 6, 1995, on our audit of the consolidated financial statements and financial statement schedule of PHP Healthcare Corporation and subsidiaries as of April 30, 1995, and for the year ended April 30, 1995, which report is included in this annual report on Form 10-K of PHP Healthcare Corporation.


                                          /S/ Coopers & Lybrand L.L.P.

Washington, D.C.
July 24, 1995